EXHIBIT 23.1

                 CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
PLM International, Inc.

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading
"Experts" in the prospectus.

                                   /s/ KPMG Peat Marwick LLP

San Franciso, California
August 22, 1994

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